EXHIBIT 4.1


          INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' CONSENT
          -------------------------------------------------

We have issued our report dated January 7, 1997 on the statements of condition and related portfolios of Ranson Unit Investment Trusts Series 53 as of January 7, 1997 contained in the Registration Statement on Form S-6 and in the Prospectus. We consent to the use of our report in the Registration Statement and in the Prospectus and to the use of our name as it appears under the caption "Independent Certified Public Accountants".




                                            GRANT THORNTON LLP

Chicago, Illinois
January 7, 1997